Exhibit 10.15
RULES OF REDGATE MEDIA INC
FOUNDERS SHARE OPTION SCHEME
1.	DEFINITIONS
1.1	In this Document, the following words and expressions shall have the following meanings unless the context requires otherwise:-

“Articles”	the memorandum and articles of association of the Company as may be amended from time to time;

“Board”	the board of directors of the Company from time to time;

“Company”	Redgate Media Inc., a company incorporated under the laws of the Cayman Islands and having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies;

“Document”	this document and all schedules hereto from time to time;

“Exchange”	the Stock Exchange of Hong Kong Limited;

“Exercise Price”	the price at which the Participant may exercise its options as specified in the Schedule;

“Group Company”	the Company and/or its subsidiaries (as defined in Section 2(4) of the Companies Ordinance, Cap. 32 of the Laws of Hong Kong) and/or any subsidiary of Winmax Resources Limited ;

“Listing”	the listing on the Exchange or any other recognised exchange (within the meaning of Rule 14A.10 (11) of the Rules Governing The Listing of Securities on the Exchange) of any shares in any Group Company;

“Options”	any Share Options created under the Scheme;

“Participants”	each and all of those persons listed in each of the Schedule hereto;

“Participant’s Options”	the total number of Options granted to the Participant as detailed in the Schedule hereto;

“Participant’s Shares”	the Shares (if any) granted to a Participant pursuant to Clause 5.2;

“Relevant Date”	the date on which the Options are granted to the Participant as is referred to in the Schedule;

“Sale”	any sale by all or any of the shareholders in the Company of an amount in excess of 50% of the Shares or the shares of any Subsidiary;

“Schedule”	the relevant schedule(s) hereto that shall name and apply to the Participant;

“Scheme”	the Redgate Media Inc. Founders Share Option Scheme pursuant to this Document;

“Shares”	the issued and outstanding shares in the capital of the Company from time to time;

“Shareholders Agreement”	such Shareholders Agreement as shall be in force from time to time between the holders of the Shares;

“Termination Date”	the date on which the relevant Participant shall cease to be a member of the Scheme.
1.2	In this Document, unless the context requires otherwise, words expressed in the singular shall include the plural and vice versa.
2.	BACKGROUND
2.1	The Company is carrying on the business as the holding company for an advertising and media investment and management business in Hong Kong and the People’s Republic of China.

2.2	The Participants are employees of any Group Company or other persons carrying on services for any Group Company that may from time to time satisfy the conditions of this Document and have been nominated by the Board.

2.3	The terms of this Scheme have been created for Participants to be awarded certain Options in consideration of their services to the Group Companies but subject to the terms of this Document.
3.	VESTING OF OPTIONS

	3.1	The vesting of the Participants Options under this Scheme shall be in three equal tranches, so that one third of the Participant’s Options shall vest on each of the first three anniversaries of the Relevant Date.

	3.2	The parties accept that the Relevant Date may be deemed to be prior to the date hereof, in which event each of the Participant and the Company agrees to be bound by the terms hereof with effect from the Relevant Date.

3.3	None of the Participants shall be permitted to sell or transfer or otherwise part with all or any of the legal or beneficial ownership of the Options otherwise than in accordance with the provisions of this Document.
4.	TERMINATION OF OPTIONS
4.1	The Options created under this Document shall be terminated (if they have not been exercised) on any “Terminating Event” whereupon the Participant (and/or its successors in title) shall have no further rights to the Participant’s Options whatsoever.

4.2	For the purposes of this Document, a Terminating Event shall occur:-
4.2.1	on the tenth anniversary of the Relevant Date;

4.2.2	if the Participant shall cease to be employed by any Group Company for whatever reason (whereupon the terms of Clause 10 hereof shall apply);

4.2.3	if the Participant shall die or be incapacitated or suffer a serious illness (whereupon the terms of Clause 10 shall apply);

4.2.4	if the Participant shall become bankrupt;

4.2.5	on any Listing or Sale (whereupon the terms of Clauses 8 and 9 hereof respectively shall apply).
5.	EXERCISE OF OPTIONS
5.1	On the vesting of any Participant’s Options in accordance with the Scheme, the provisions of this Clause 5 shall apply.

5.2	The exercise of any Option may be effected at any time after vesting by a written notice from the Participant to the Company which shall:-
5.2.1	only be given in respect of any Options that have vested in the Participant;

5.2.2	specify the number of Shares in respect of which such Options are exercised;

5.2.3	be accompanied by payment to the Company of an amount equal to the number of Shares specified multiplied by the Exercise Price;

5.2.4	be accompanied by the Participant’s copy of the relevant Schedule(s) for cancellation or amendment (as the case may be); and

5.2.5	be in such format as the Board may lay down from time to time.
5.3	As soon as is reasonably practicable after a valid notice exercising an Option has been given, the Board shall allot on behalf of the Company to the Participant the number of

Shares in respect of which the notice was validly given and, such Shares shall be deemed to be allotted on the date on which the notice of exercise was deemed have been received by the Company.
5.4	Within fourteen (14) days after allotting any Shares under the Scheme, the Board shall:-
5.4.1	issue to the Participant a definitive share certificate in respect of the Shares so allotted; and

5.4.2	if the Options remain partially unexercised, amend the Schedule returned pursuant to Clause 5.2.4 together with such original Schedule as shall be retained by the Company to reflect the remaining Options not so exercised.
6.	TERMS OF PARTICIPANT’S SHARES

On the issuance of the Participant’s Shares pursuant to Clause 5.4, such Shares shall rank pari passu with all other Shares of the same class in the Company save as set out in the subsequent provisions of this Document. The holding of the Participant’s Shares shall also be subject to the terms of the Shareholders’ Agreement.
7.	ADJUSTMENT OF OR CHANGES IN SHARES
7.1	In the event of a reorganisation, recapitalisation, change of share, stock spilt, spin off, stock dividend, reclassification, sub-division of or combination of shares, merger, consolidation or any other change in the corporate structure of shares of capital stock of the Company (“Readjustment”) then the terms of this Clause 7 shall apply provided that a Readjustment shall not include any offering of Shares for subscription for cash or other consideration to any shareholders or third parties and shall not apply where Shares are issued by the Company as the consideration in a transaction.

7.2	Upon any Readjustment, the Board shall make such adjustment as it deems appropriate to the number and kind of Shares that shall be subject to the Options or in the Exercise Price provided however that no such adjustment shall give the Participant any additional benefit under the Scheme save as is set out in these Rules.

7.3	In the event that the Board shall make an adjustment pursuant to Clause 7.2, then such adjustment may be made to one or more of the following as the Board in their absolute discretion shall determine namely:-
7.3.1	the number of Shares in respect of which the Options may be exercised;

7.3.2	the Exercise Price; and/or

7.3.3	any other term of any such Option.
7.4	Except in the case of a capitalisation issue, no adjustment under Clause 7.2 shall be made without the prior confirmation in writing by the auditors for the time being of the Company that it is in their opinion fair and reasonable.

7.5	No adjustment shall be made under Clause 7.2 which would cause the Exercise Price payable for any Share to be less than the nominal value of that Share.

7.6	It is the intention that any adjustment pursuant to Clause 7.2 shall, save for exception circumstances, result in each Participant being entitled to subscribe for the same proportion of the equity capital of the Company as that to which Participant was entitled to subscribe prior to the Readjustment, provided that, subject to the Board complying with foregoing provisions of this Clause 7, the Participant shall be bound by the Board’s determination in respect of the same.
8.	LISTING
8.1	In the event of any Listing then, notwithstanding the terms of Clause 3.1, all of the Participants Options shall forthwith become exercisable, subject to the terms of Clause 8.2.

8.2	For the avoidance of doubt, this Scheme shall terminate on the event of any Listing and the Board shall give notice to all Participants in advance of the date of Listing and such notice shall require the Participant to exercise all of its Options prior to the Listing, and if it shall fail to do so, then the Participant shall be obliged to deliver up its unexercised Options.
9.	SALE OF THE COMPANY
9.1	In the event that there shall be a Sale then, notwithstanding the terms of Clause 3.1, all of the Participants Options shall forthwith become exercisable, subject to the terms of Clause 9.2.

9.2	For the avoidance of doubt, this Scheme shall terminate on the event of any Sale and the Board shall give notice to all Participants in advance of the date of Sale and such notice shall require the Participant to exercise all of its Options prior to the Sale, and if it shall fail to do so, then the Participant shall be obliged to deliver up its unexercised Options.
10.	TERMINATION OF EMPLOYMENT
10.1	In the event of termination of the Participant’s employment with any Group Company, then the terms of this Clause 10 shall apply.

10.2	In respect of any Options that shall have vested in the Participant at the date of termination:-
10.2.1	if the termination of the Participant’s employment shall have been made by the relevant Group Company otherwise than for cause or shall have resulted from the death, incapacity or serious illness of the Participant, then at the discretion of the Company, the Company shall compensate the Participant or its estate, in an amount equivalent to the Fair Value and the Participant shall have no further rights in respect of the same; and

10.2.2	in all other cases any such Options shall forthwith be terminated and the Participant shall have no further rights in respect of the same.
10.3	For the purposes of this Clause 10 the Participant’s employment shall be deemed to have been terminated for cause if the relevant Group Company shall inform the Participant that his or her employment has been terminated for reasons entitling it to summarily dismiss the Participant at law from its employment by the relevant Group Company or, if the same shall be challenged by the Participant, as determined by the tribunal or court that shall finally deliver judgement on the same.

10.4	For the purposes of Clause 10.2, the “Fair Value” shall be the fair and reasonable value certified by the auditors of the Company as representing the market value of the Participant’s Options and for which purpose:-
10.4.1	any value attributable to a minority interest shall be disregarded;

10.4.2	the Options may (at the Company’s discretion) be treated as, though they had already been exercised; and

10.4.3	the Exercise Price for such unexercised Options shall be subtracted from such value.
10.5	The Company shall have the period of twenty four months from the date of termination of the Participant’s employment to make the payment pursuant to this Clause.

10.6	In the event of any Termination Event then the Participant shall forthwith cease to be a Participant whereupon the Company shall be entitled to remove such Participant’s names and details from the Schedule hereto.
11.	AGREEMENT AND AMENDMENTS
11.1	This Document and its Appendices and Schedules set out the entire agreement between the Company and the Participants relating to the Participant’s Options and Shares in substitution for any previous agreement relating to either of the same and to the exclusion of any representations or warranties made by any parties in respect of the same.

11.2	The Company confirms that it shall be bound by the terms of this Document in respect of the Participant’s holding of the Participant’s Options and Shares.

11.3	No amendment or variation of this Document shall be effective unless entered into in writing and executed by the Company and Participants representing no less than three quarters of the total number of vested Options provided that any Schedule for the purpose of admitting any Participants shall only be executed by such Participant and the Company.
12.	NON-DISCLOSURE AND GENERAL RESTRICTIONS

12.1	Without prejudice to the generality of any obligations set out in the Participant’s contract of employment and the Shareholders Agreement, in the event that any of the Participants shall cease to hold the Participant’s Options or Shares they shall forthwith give up to the Company all copies of documentation and paperwork relating to the Company as they may then have in their possession;

12.2	The Participants undertake to keep the terms of this Document wholly confidential; and

12.3	None of the rights or obligations of the Participant herein are assignable.
13.	NOTICE
13.1	Any notice or communications shall be deemed to have been served or delivered if sent:-
13.1.1	By facsimile at the time of the despatch; or

13.1.2	By hand if left at the address below; or

13.1.3	By post, 48 hours after being put in the post with pre-paid postage and being properly addressed provided that, for the purposes of a notice under this Document, the following addresses and facsimile numbers shall be used for service on the named parties (unless all other parties are otherwise notified in writing):-

Company — address	:	Room 2703, 27th Floor, The Centrium, 60
Wyndham Street, Central, Hong Kong
facsimile number	:	(852) 8106 8655

Participants — addresses	):	As set out in the Schedule
)
)

facsimile number	):
14.	GOVERNING LAW
14.1	This Document shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong SAR”).

14.2	Each of the parties hereto irrevocably agrees that the courts of the Hong Kong SAR shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings and to settle any dispute, which may arise out of or in connection with this Document and, for such purposes, irrevocably submits to the jurisdiction of such courts.

IN WITNESS whereof the Company has caused its seal to be affixed to this Document dated as of 2nd January 2004.

The common seal of	)
REDGATE MEDIA INC.	)	[company seal]
was hereunto affixed	)
in the presence of Emily Kwok	)	/s/ Emily Kwok